Exhibit 99.1

Jack in the Box Inc. to Webcast Third Quarter Fiscal 2011 Earnings Conference Call on Aug. 11

SAN DIEGO--(BUSINESS WIRE)--August 1, 2011--Jack in the Box Inc. (NASDAQ: JACK) will report third quarter fiscal 2011 operating results after market close on Wednesday, Aug. 10, 2011, and the company will host a conference call to review the results on Thursday, Aug. 11, 2011, beginning at 9:00 a.m. PT. The call will be webcast live over the Internet.

To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:00 a.m. PT on Aug. 11.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 19 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 550 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact: Carol DiRaimo, 858-571-2407
Media Contact: Brian Luscomb, 858-571-2291